Exhibit 4.5

MANAGEMENT AND EXECUTIVE SERVICES AGREEMENT

THIS AGREEMENT is dated effective October 1, 2009

AMONG:

BALATON POWER INC., a British Columbia company, with an
address at Suite 206 - 20257 54th Avenue, Langley, British
Columbia V3A 3W2

(the "Company")

AND:

PAUL PRESTON, a businessman, with an address at Suite 102 -
31831 Peardonville Road, Abbotsford, British Columbia V2T 1L5

(the "Consultant")

WHEREAS:

(A)                   The Company is a mining exploration and development company (the "Business");

(B)                   The Consultant is in the business of, among other things, providing senior executive and management services to various business ventures;

(C)                   The Consultant has been providing executive and management services to the Company since April 2009 without a formal agreement; and

(D)                   The Company and the Consultant have agreed that the Company will, on the terms set out herein, engage the Consultant to provide such services to the Company to formalize their relationship.

NOW THEREFORE in consideration of the premises the parties mutually covenant and agree as follows:

PART 1

ENGAGEMENT AND SERVICES

Engagement and Acceptance

1.1                  Subject as herein provided:

(a)       the Company hereby engages the Consultant to provide those senior executive and management services set out in §1.3; and

(b)       The Consultant accepts such engagement and will provide the Services in a faithful, diligent and honest manner.

Title of the Consultant

1.2                  During the term of this Agreement, the Consultant shall, in providing the Services, be given the title of Chief Financial Officer of the Company.

Services

1.3                  The services to be provided by the Consultant hereunder shall be the performance of those duties and responsibilities normally and reasonably associated with the position of Chief Financial Officer, together with such other duties and responsibilities as may from time to time be agreed to by the Company and the Consultant that are commensurate with that office (all services to be provided by the Consultant hereunder, the "Services").

General Powers

1.4                  The Consultant will have all the general authority and power as may be necessary or required to provide the Services and otherwise to perform the obligations hereunder, and the Consultant will perform such other duties as are reasonably ancillary to the delivery of the Services.

No Employment Relationship

1.5                  Nothing in this Agreement is intended to create a contract for services between the Company and the Consultant, nor to constitute the Consultant an employee of the Company. It is specifically agreed and understood that in performing the Services, the Consultant is and will be acting as an independent contractor and not as an agent or employee of the Company. Further, nothing contained in this Agreement should be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of independent contractors. The Consultant will indemnify and hold the Company and its directors and officers harmless from all taxes, interest and penalties for which the Company or any of its directors or officers are assessed by any taxation authority as a result of any determination by such authority or by a court or other tribunal or administrative authority of competent jurisdiction that the relationship between the Company and the Consultant during any part of the term of this Agreement is one of employment.

Fiduciary Duties

1.6                  The Consultant will not, during the term of this Agreement and thereafter,

(a)       interfere with the contractual arrangements between the Company and any of its employees, consultants, contractors, suppliers, agents and any one else in contractual or fiduciary relationship with the Company; or

(b)       take any action inconsistent with the fiduciary relationship of a senior executive officer to the Company.

PART 2

FEES AND DISBURSEMENTS

Services Substantially Full-Time

2.1                  The Consultant shall devote appropriate time and attention and his best efforts to the business and affairs of the Company pursuant to this Agreement.

Manner of Providing Services

2.2                  With respect to the delivery of Services hereunder, the Consultant shall:

(a)       determine the times and places at which, and the manner in which, the Services shall be provided;

(b)       provide all computers and other equipment reasonably necessary to the performance of the Services; and

(c)       at his own expense provide any dedicated office space which the Consultant may perform the Services or any part thereof.

Management Fee

2.3                  As compensation for the Services, the Company will pay the Consultant a monthly fee of CDN$1,500, plus applicable taxes, payable in advance within five business days after presentation of an invoice for the respective month.

Options

2.4                  The Company may, from time to time after the execution and delivery of this Agreement, grant to the Consultant options to acquire common shares in the capital of the Company at an exercise price to be determined by the Company in accordance with the Company's share option plan (the "Options").

Disbursements

2.5                  The Consultant will be responsible for all disbursements that the Consultant incurs in the performance of this Agreement, save and except that the Company will be responsible for all reasonable direct travel and shareholder communication services expenses incurred by the Consultant at the Company's request. The Consultant agrees to obtain written approval from any individual expenditures which exceed $1,000 or exceed in the aggregate of $5,000. The Consultant will submit invoices for all expenses incurred in connection with providing the Services and the Company will pay the amount due within thirty days of the receipt of such invoices.

Indemnity

2.6                  The Company agrees to indemnify and hold the Consultant harmless from all claims that may be made against either of them by any person, corporation or government, or by any governmental department, agent or instrumentality arising out of or in any way connected with the management, operation, activities or existence of the Company, except to the extent that such claims may arise by reason of gross negligence or wilful default on the part of the Consultant.

PART 3

TERMINATION AND ASSIGNMENT

Term

3.1                  This Agreement will be for an initial term of one year and will be automatically extended for successive periods of one year unless terminated by either party.

Early Termination

3.2                  Notwithstanding §3.1, this Agreement (other than Part 4 and Part 5) may be terminated:

(a) at the option of the Company:

(i) if the Consultant breaches any other term of this Agreement that results in a condition that is materially detrimental to the Business, unless the Consultant has remedied the breach within 10 business days after the Company has delivered notice of the breach to the Consultant; or

(ii) at any time for any reason upon 30 calendar days written notice to the Consultant; and

(b) by written notice to the Company at the option of the Consultant after six months from the date of this Agreement for any reason.

Effect of Termination

3.3                  Immediately upon the termination of this Agreement, regardless of the reason for or manner of such termination, the Consultant will:

(a)       resign all offices and directorships of the Company or any subsidiary thereof; and

(b)       return all property of the Company or any subsidiary thereof in the Consultant's possession.

Compensation on Termination

3.4                  Upon the expiry of the term of this Agreement, or any earlier termination pursuant to §3.2 the Company will pay to the Consultant all compensation due pursuant to §2.3 in each case adjusted to the termination date to reflect any portion of a month.

Assignment

3.5                  The Consultant may not assign any benefit or and obligation under this Agreement to any person without the prior express written consent of the Company, which consent may be unreasonably withheld.

PART 4

CONFIDENTIAL INFORMATION

Confidential Information

4.1                  The Consultant acknowledges that he may, during the course of performing the Services, acquire information which is confidential in nature or of great value to the Company and its subsidiaries including, without limitation, matters or subjects concerning corporate assets, financial reports, technical reports, formulae, inventions, know-how, marketing strategies, profit plans, research and development projects and findings, and trade secrets, whether in the form of records, files, correspondence, notes, data, information, or any other form, including copies or excerpts thereof (hereinafter collectively referred to as "Confidential Information"), and that the disclosure of any such Confidential Information to competitors of the Company or to the general public would be highly detrimental to the best interests of the Company. The Consultant agrees to maintain the utmost confidentiality respecting the foregoing. The Consultant acknowledges and agrees that the right to maintain the confidentiality of such confidential information and trade secrets, and the right to preserve its goodwill, constitute proprietary rights which the Company is entitled to protect.

Protection of Confidential Information

4.2                  The Consultant will during the term of this Agreement and at all times thereafter:

(a)       receive and hold all Confidential Information in trust for the sole benefit of the Company and in strictest confidence;

(b)       protect all Confidential Information from disclosure and will not take any action that could reasonably be expected to result in any Confidential Information losing its character as Confidential Information, and will take all lawful action necessary to prevent any Confidential Information from losing its status as Confidential Information; and

(c)       neither, except as required in the course of performing Services under this Agreement, directly or indirectly use, publish, disseminate or otherwise disclose any Confidential Information to any third party, nor use Confidential Information for any purpose other than the purposes of the Company, without the prior written consent of the Company, which consent may be unreasonably withheld.

Survival of Confidentiality

4.3                  The restrictions on the use of or disclosure by the Consultant of all Confidential Information, as set forth in this Part 4 shall continue following the termination of this Agreement, regardless of the reasons for or manner of such termination.

Notice Prior to Disclosure

4.4                  Notwithstanding §4.2, if and to the extent required by lawful subpoena or other lawful process, the Consultant may disclose Confidential Information but, to the extent possible, shall first notify the Company of each such requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Agreement. The Consultant will co-operate fully with the Company at the expense of the Company in seeking any such protective order.

PART 5

NON-COMPETITION AND NON-SOLICITATION

Non-Competition

5.1                  The Consultant acknowledges that the Services are of special, unique and extraordinary character which give the Consultant value to the Company, the loss of which cannot adequately be compensated in damages or by an action at law. In addition to, and not in limitation of, any other restrictive covenant which may be binding on the Consultant, the Consultant will not during the term of this Agreement and for six months after its termination for any reason:

(a)       in any manner whatsoever:

(i)       carry on, engage in, or be concerned with or interested in, or

(ii)      permit the name of the Consultant, or any part thereof, in any manner whatsoever to be used or connected with,

any business that is, or any interest in any business that is, similar to or competitive with the business of the Company or any of its subsidiaries in Canada, the United States or any country in which the Company has assets or interests as at such time of the termination of this Agreement; or

(b)       directly or indirectly hire any employee of the Company or any of its subsidiaries or induce or attempt to induce any employee of the Company or any of its subsidiaries to leave their employment.

Limited Exception - Purchase of Securities

5.2                  Notwithstanding §5.1(a), the Consultant may purchase securities of any corporation that is engaged in any business described in §5.1(a) provided that such securities, together with all other securities of such corporation directly or indirectly held by the either or them or any affiliate of either of them do not in aggregate represent more that 1% of the votes and equity attached to all issued securities of that corporation.

Injunctive Relief for Breach

5.3                  The Consultant and the Company agree that all restrictions contained in §5.1 are reasonable and valid in the circumstances and all defences to the strict enforcement thereof by the Company are hereby waived by the Consultant. The Consultant further agrees that the remedy available to the Company at law for any breach by it of §5.1 will be inadequate and that the Company, on any application to a Court, shall be entitled to temporary and permanent injunctive relief against the Consultant without the necessity of proving actual damage to the Company.

PART 6

GENERAL TERMS

Arbitration

6.1                  The parties shall refer any monetary dispute arising between them under this Agreement to a single arbitrator jointly appointed by them, whose award shall be final and binding upon the parties, and the Rules (the "Rules") of the British Columbia Arbitration and Mediation Institute (the "BCAMI") shall apply to each such arbitration. If the parties are unable to agree to the appointment of a single arbitrator, the arbitrator shall be appointed by the BCAMI in accordance with the Rules.

Severability

6.2                  If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision was not included.

Amendments and Modifications

6.3                  This Agreement may not be amended, changed, modified or altered except in writing signed by both parties hereto, nor may any rights of either of the parties be waived except in writing signed by both parties.

Entire Agreement

6.4                  This Agreement constitutes the entire agreement between the parties and shall be deemed to supersede and cancel any other agreements between the parties relating to the Services to be provided under this Agreement. None of the prior and/or contemporaneous negotiations, preliminary drafts, or prior versions of this Agreement leading up to its execution and not set forth herein shall be construed to, or otherwise affect the validity of this Agreement. Each party acknowledges that no representation, inducement or condition not set forth herein has been made or relied upon by either party.

Jurisdiction

6.5                  This Agreement will be construed in accordance with and governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Notice

6.6                  Any notice to be given under this Agreement will be in writing and will be duly and properly given if delivered by hand, at the address for the intended recipient as set forth in this Agreement, or at such other address as such party may designate by notice to the other parties pursuant to this §6.6. Any notice will be deemed to be received upon delivery.

Enurement

6.7                  This Agreement will enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto.

Independent Legal Advice

6.8                  The Consultant and the Company each acknowledges that it has read, understands and agrees with all of the provisions of this Agreement and acknowledges that it has had the opportunity to obtain independent legal advice with respect thereto.

Counterparts

6.9                  This Agreement may be executed by the parties hereto in as many counterparts as may be necessary, each of which so signed will be deemed to be an original (and each signed copy sent by electronic or facsimile transmission will be deemed to be an original), and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date set forth above.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date set forth above.

BALATON POWER INC.

Per:  /s/ Michael Rosa
        Authorized Signatory

Signed, Sealed and Delivered by PAUL PRESTON in the presence of:

/s/ Lorraine Leiterman
Witness (Signature)

Lorraine Leiterman
Name (please print)

1686 Main St.
Address

Smithers, BC
City, Province

Homemaker
Occupation

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Paul Preston PAUL PRESTON